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                                                                    EXHIBIT 99.1

                           SOUTHSIDE BANCSHARES, INC.
                      NASDAQ NATIONAL MARKET SYMBOL (SBSI)
               ANNOUNCES REDEMPTION OF SOUTHSIDE CAPITAL TRUST II


Tyler, Texas (October 30, 2003) - Southside Bancshares, Inc. (NASDAQ - SBSI) announced today that Southside Capital Trust II (NASDAQ - SBSIO) (the "Trust"), a subsidiary of Southside Bancshares, Inc. will redeem on December 31, 2003 (the "Redemption Date") all of its 8.75% Cumulative Convertible Trust Preferred Securities (the "Trust Preferred Securities") and its 8.75% Common Securities (the "Trust Common Securities") at the Optional Redemption Price equal to 115% of the stated Liquidation Amount ($10.00 per security) plus accrued and unpaid interest per security to the Redemption Date. All interest accruing on the Trust Preferred Securities and the Trust Common Securities will cease to accrue effective the Redemption Date. The Wilmington Trust Company of Delaware, property trustee of the Convertible Trust Preferred Securities, will notify the holders of the redemption.

Conversion rights for holders of the Trust Preferred Securities will cease at 4:00 p.m. on December 30, 2003. Requests to convert must be received by The Wilmington Trust Company by 4:00 pm EST on December 30, 2003. Any Trust Preferred Securities submitted for conversion prior to that time will be entitled to receive shares of common stock of Southside Bancshares at a rate of
1.1576 shares of common stock for each Trust Preferred Security. Conversion rights are facilitated through The Depository Trust Company's conversion program.

The Trust is taking such action in connection with the concurrent redemption by Southside Bancshares of all of its 8.75% debentures due December 31, 2030 (the "Debentures") which are held exclusively by the Trust. The Debentures are to be redeemed on the Redemption Date. The Optional Redemption Price shall equal 115% of the principal amount of the Debentures on the Redemption Date plus any accrued and unpaid interest thereon to the Redemption Date.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations' site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the e-mail notification portion of the web site. Questions or comments may be directed to Ethel Bodenhamer at
(903) 531-7111, or ethelb@southside.com.

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., a bank holding company, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may include words such as "expect," "estimate," "project," "anticipate," "could," "should," "intend," "probability," "risk," "target," "objective" and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to general economic conditions, either nationally or in the State of Texas, legislation or regulatory changes which adversely affect the businesses in which the Company is engaged, changes in the interest rate environment which reduce interest margins and may impact prepayments on the mortgage-backed securities portfolio, changes effecting the leverage strategy, significant increases in competition in the banking and financial services industry, changes in consumer spending, borrowing and saving habits, technological changes, the Company's ability to increase market share and control expenses, the effect of compliance with legislation or regulatory changes, the effect of changes in accounting policies and practices and the costs and effects of unanticipated litigation.